Exhibit 99.B(g)(1)(c)

The Victory Portfolios and Compass EMP Funds Trust Americas Global Window - Fee Agreement

This Fee Agreement should be read in conjunction with and consistent with the terms of the Global Custodial Services Agreement between The Victory Portfolios and Compass EMP Funds Trust and Citibank N.A. through its New York offices, dated August 19, 2015 and the terms of that agreement shall be deemed to apply to this Fee Agreement including the governing law specified in that agreement.

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
ARGENTINA	10.00	35.00	10.00	35.00
AUSTRALIA	1.00	15.00	1.00	15.00
AUSTRIA	2.25	15.00	1.75	15.00
BAHRAIN	35.00	120.00	35.00	120.00
BANGLADESH	38.00	130.00	38.00	130.00
BELGIUM	1.25	17.50	1.00	17.50
BENIN	32.00	124.00	32.00	124.00
BERMUDA	38.00	115.00	38.00	115.00
BOTSWANA	35.00	115.00	35.00	115.00
BRAZIL	9.00	28.00	9.00	28.00
BULGARIA	17.00	130.00	17.00	90.00
BURKINA FASO	32.00	124.00	32.00	124.00
CANADA	0.80	8.00	0.80	8.00
CHILE	9.00	45.00	9.00	45.00
CHINA A-SHARES	9.00	40.00	9.00	40.00
CLEARSTREAM	2.00	20.00	1.00	7.00
COLOMBIA	24.00	55.00	24.00	55.00
COSTA RICA	35.00	60.00	35.00	60.00
CROATIA	34.00	70.00	34.00	50.00
CYPRUS	8.00	17.00	8.00	17.00
CZECH REPUBLIC	8.00	25.00	8.00	25.00
DENMARK	1.00	18.00	1.00	18.00
EGYPT	15.00	35.00	15.00	35.00
ESTONIA	20.00	20.00	20.00	20.00
EUROCLEAR DEPOSITORY	2.00	20.00	1.00	7.00
FINLAND	1.25	17.50	1.25	17.50
FRANCE	1.00	12.00	1.00	12.00
GERMANY	1.00	10.00	1.00	10.00
GHANA	32.00	124.00	32.00	124.00
GREECE	7.00	25.00	7.00	25.00
GUINEA BISSAU	40.00	124.00	40.00	124.00
HONG KONG	2.00	16.00	2.00	16.00
HONG KONG/CHINA-B Shares	8.00	30.00	8.00	30.00
HUNGARY	8.00	30.00	8.00	30.00
ICELAND	4.00	15.00	4.00	15.00
INDIA	8.00	30.00	8.00	30.00
INDONESIA	5.00	25.00	5.00	25.00
IRELAND	1.00	10.00	1.00	10.00
ISRAEL	8.50	35.00	8.50	35.00
ITALY	1.00	10.00	1.00	10.00
IVORY COAST	32.00	124.00	32.00	124.00
JAPAN	1.00	12.50	1.00	12.50
JORDAN	35.00	95.00	35.00	95.00
KAZAKHSTAN	35.00	120.00	35.00	120.00
KENYA	32.00	124.00	32.00	124.00
KUWAIT	35.00	120.00	35.00	120.00
LATVIA	17.00	25.00	17.00	25.00
LEBANON	32.00	124.00	32.00	124.00
LITHUANIA	20.00	30.00	20.00	30.00
MALAYSIA	4.00	30.00	4.00	30.00
MALI	32.00	124.00	32.00	124.00
MALTA	18.00	75.00	18.00	75.00
MAURITIUS	35.00	120.00	35.00	120.00
MEXICO	2.50	14.00	2.50	14.00
MOROCCO	27.00	70.00	27.00	70.00
NAMBIA	32.00	124.00	32.00	124.00
NETHERLANDS	1.00	10.00	1.00	10.00
NEW ZEALAND	1.75	17.50	1.75	17.50
NIGER	32.00	124.00	32.00	124.00
NIGERIA	32.00	124.00	32.00	124.00
NORWAY	1.00	18.00	1.00	18.00
OMAN	35.00	120.00	35.00	120.00
PAKISTAN	15.00	50.00	15.00	50.00
PALESTINE	30.00	100.00	30.00	100.00
PERU	24.00	45.00	24.00	45.00
PHILLIPPINES	5.00	25.00	5.00	25.00
POLAND	9.00	30.00	7.50	30.00
PORTUGAL	5.00	20.00	5.00	20.00
QATAR	35.00	120.00	35.00	120.00
ROMANIA	15.00	55.00	15.00	55.00
RUSSIA	14.00	70.00	10.00	50.00
SINGAPORE	2.00	20.00	2.00	20.00
SLOVAKIA	20.00	45.00	20.00	45.00
SLOVENIA	30.00	80.00	30.00	80.00
SOUTH AFRICA	2.00	15.00	2.00	15.00
SOUTH KOREA	5.00	17.50	5.00	17.50
SPAIN	1.00	15.00	1.00	15.00
SRI LANKA	12.00	65.00	12.00	65.00
SWEDEN	1.00	14.00	1.00	14.00
SWITZERLAND	1.00	10.00	1.00	10.00
TAIWAN	8.00	30.00	8.00	30.00
THAILAND	8.00	25.00	8.00	25.00
TOGO	32.00	124.00	32.00	124.00
TUNISIA	40.00	35.00	30.00	35.00

The Victory Portfolios and Compass EMP Funds Trust Americas Global Window - Fee Agreement

This Fee Agreement should be read in conjunction with and consistent with the terms of the Global Custodial Services Agreement between The Victory Portfolios and Compass EMP Funds Trust and Citibank N.A. through its New York offices, dated August 19, 2015 and the terms of that agreement shall be deemed to apply to this Fee Agreement including the governing law specified in that agreement.

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
TURKEY	8.00	25.00	8.00	25.00
UNITED ARAB EMIRATES	35.00	120.00	35.00	120.00
UGANDA	35.00	120.00	35.00	100.00
UKRAINE	75.00	110.00	15.00	85.00
UNITED KINGDOM	0.50	7.00	0.50	7.00
VENEZUELA	35.00	100.00	35.00	100.00
VIETNAM	25.00	70.00	25.00	70.00
ZAMBIA	32.00	124.00	32.00	124.00
ZIMBABWE	45.00	150.00	45.00	150.00

Domestic Assets Under Custody
	$0-$10BN	>$10BN
United States Fees (All-in)	0.5 Bps	0.4 Bps

* Additional Standard fees are as follows:	Fees (USD)
Manual instruction (Fax / Telex): additional per settlement	20.00
Late instruction: additional per settlement	15.00
Repair of Electronic instruction: additional per item	15.00
Cancellations: per instruction	15.00
Physical Settlements	15.00
Same Day Settlement	20.00
Free Cash Receipt	10.00
Free Cash Payment	10.00
Structured 3rd party FX messages (Convertible currencies)	25.00
Corporate Action processing per event (per account)	waived
Income Processing per event (per account)	waived
Proxy Voting (per event notification)	15.00
Proxy Voting (per vote instruction per client)	15.00
Block Trading (applied to the second and each additional “legs” settled )	waived
Monthly Account Maintenance Fee (Per Account)	100.00

Mutual Fund Order Routing Service	Fees (USD)
Mutual Fund Account Opening Fee (per account)	50.00
Mutual Fund order Routing-Subscription/Redemption/Transfer	35.00

Taxation Services	Fees (USD)
Retrospective Tax Reclaim (per submission)	130.00
ADR statements	130.00
Customised exceptional report requests	waived
Exceptional certification and issuance of documentation.	130.00
Business As Usual Tax Reclaim (per submission by post)	25.00
Business As Usual Tax Reclaim (per submission by electronic means)	15.00
Stamp Duty Tax Reclaims (SDRT)	25.00

Out-of-Pocket expenses:

All charges will be payable by the client where appropriate. These include, but are not limited to:

Re-registration fees

Stamp duties

Crest Fines / Fines from any other Depository

Depository charges (ICSD Euclid reporting, account maintenance, ADR & Depository Receipt Fees etc)

Fiscalization Levies

Notarization and consularization fees

Stock certificate splits

Crossing of Stocks

Turnover Taxes

Scrip Fees

Transportation / courier / postage Charges

Unpriced Securities:

Bonds will be priced at Par and the basis point charge will be applied per market Equities will be be priced at $1.00 per share with a bp charge per market assessed.

Accepted by:		Accepted by:
The Victory Portfolios and Compass EMP Funds Trust		Citibank, N.A.

Name	Christopher Dyer	Name	Deborah Mercer-Miller

Title	President	Title	Vice President

Date	8/19/15	Date